GREENLIGHT RE ANNOUNCES
FOURTH QUARTER AND YEAR END 2019 FINANCIAL RESULTS

Decrease in fully diluted book value per share of 1.7% for the year to $12.88;
Fully diluted net loss per share of $0.11 for the year

Company to Hold Conference Call at 9:00 a.m. ET on Tuesday March 10, 2020

GRAND CAYMAN, Cayman Islands - March 9, 2020 - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) (“Greenlight Re” or the “Company”) today announced financial results for the fourth quarter ended December 31, 2019.

Greenlight Re reported a net loss attributable to common shareholders of $30.3 million for the fourth quarter of 2019, compared to a net loss attributable to common shareholders of $80.8 million for the same period in 2018. The fully diluted net loss per share for the fourth quarter of 2019 was $0.84, compared to a net loss per share of $2.25 for the same period in 2018. The Company’s fourth quarter of 2019 was impacted by catastrophe losses related to typhoons Hagibis and Faxai.

Fully diluted adjusted book value per share was $12.88 as of December 31, 2019, compared to $13.10 per share as of December 31, 2018 and $13.67 as of September 30, 2019.

Management Commentary

Simon Burton, Chief Executive Officer of Greenlight Re, stated, “As we compare our portfolio at the end of 2019 with the one that started the year, we are pleased with the progress we’ve made. Excluding the adverse loss development on our private passenger auto business recognized in the first half of 2019, our portfolio performed acceptably during 2019, despite $17 million of natural catastrophe losses that we incurred during the year. We are optimistic about our positioning in 2020, which will enable us to take advantage of improving market conditions.”

Mr. Burton continued, “As previously discussed, the Company has undertaken a strategic review process and has been engaging in discussions with interested counterparties. The review is not yet complete. We continue to evaluate various options and ultimately intend to determine the best outcome for our shareholders.”

Commenting on the investment portfolio, David Einhorn, Chairman of the Board of Directors, stated, “Our investment returns from the Solasglas fund were positive for the year, reporting a 9.3% return and an overall net investment gain of $46.1 million. We gave up some ground during the fourth quarter, given the unabated outperformance of growth vs. value stocks.”

Financial and Operating Highlights

Fourth Quarter 2019

•
Gross written premiums were $98.5 million, compared to $135.1 million in the fourth quarter of 2018. The quarterly decrease was largely due to the non-renewal of certain auto business, offset by additional new business written in several different markets.

•
Net written premiums decreased 6.2% to $98.4 million, compared to $104.9 million reported in the prior-year period. Ceded premiums were $0.1 million compared to $30.3 million in the prior year period. The decrease in ceded premium in the quarter was primarily due to the non-renewal of retrocessional coverage on auto business.

•	Net earned premiums were $108.6 million, a decrease from $119.6 million reported in the prior-year period.

•
Net underwriting loss of $15.8 million, compared to a net underwriting loss of $18.0 million reported in the fourth quarter of 2018. The underwriting loss was negatively impacted by natural catastrophe losses of $14.2 million related primarily to typhoons Hagibis and Faxai. The quarterly loss reserve review resulted in a small adverse development of $1.1 million booked in the quarter.

•
A composite ratio for the quarter of 111.9%, compared to 112.6% for the prior-year period. The combined ratio for the quarter was 114.5%, compared to 115.0% for the prior-year period. Natural catastrophe losses contributed 13.1 percentage points to the composite and combined ratios for the quarter.

•
A net investment loss of $8.8 million, compared to a net investment loss of $56.4 million in the fourth quarter of 2018. Included in total net investment loss is a loss of $5.7 million on the Solasglas fund and a $6.0 million valuation allowance provision made on notes receivable.

Year Ended December 31, 2019

•	Gross written premiums were $524.0 million, a decrease of 7.7% from $567.5 million reported in the prior-year period.

•	Net earned premiums were $483.6 million, a decrease of 4.9% from $508.4 million reported in the prior-year period.

•
A composite ratio for the year ended December 31, 2019 of 104.5%, compared to 100.2% for the prior-year period. The combined ratio for the year ended December 31, 2019 was 106.9%, compared to 102.8% for the prior-year period. Catastrophe losses contributed 3.6 percentage points to the composite and combined ratio for 2019, compared to 3.7 percentage points for 2018.

•
Total net investment income of $52.3 million, compared to a net investment loss of $323.1 million reported in the prior-year period. Included in total net investment income is a gain of $46.1 million on the Solasglas fund, which reported a gain of 9.3% for the year.

Conference Call Details

Greenlight Re will hold a live conference call to discuss its financial results for the fourth quarter and year ended December 31, 2019 on Tuesday, March 10, 2020 at 9:00 a.m. Eastern time.  The conference call title is Greenlight Capital Re, Ltd. Fourth Quarter and Year End 2019 Earnings Call.

To participate in the Greenlight Capital Re, Ltd. Fourth Quarter and Year End 2019 Earnings Call, please dial in to the conference call at:

U.S. toll free             1-888-336-7152
International            1-412-902-4178

Telephone participants may avoid any delays by pre-registering for the call using the following link to receive a special dial-in number and PIN.
Conference Call registration link: http://dpregister.com/10138290

The conference call can also be accessed via webcast at:

https://services.choruscall.com/links/glre200225.html

A telephone replay of the call will be available from 11:00 a.m. Eastern time on March 10, 2020 until 9:00 a.m. Eastern time on March 17, 2020.  The replay of the call may be accessed by dialing 1-877-344-7529 (U.S. toll free) or 1-412-317-0088 (international), access code 10138290. An audio file of the call will also be available on the Company’s website, www.greenlightre.com .

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Non-GAAP Financial Measures

In presenting the Company’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including fully diluted adjusted book value per share and net underwriting income (loss), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our annual report on Form 10-K filed with the Securities Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as provided by law.

About Greenlight Capital Re, Ltd.
Established in 2004, Greenlight Re (www.greenlightre.com) is a NASDAQ listed company with specialist property and casualty reinsurance companies based in the Cayman Islands and Ireland.  Greenlight Re provides risk management products and services to the insurance, reinsurance and other risk marketplaces.  The Company focuses on delivering risk solutions to clients and brokers by whom Greenlight Re's expertise, analytics and customer service offerings are demanded.  With an emphasis on deriving superior returns from both sides of the balance sheet, Greenlight Re manages its assets according to a value-oriented equity-focused strategy that supports the goal of long-term growth in book value per share.

Contact:
Investor Relations:
Adam Prior
The Equity Group Inc.
(212) 836-9606
IR@greenlightre.ky

GREENLIGHT CAPITAL RE, LTD.
CONSOLIDATED BALANCE SHEETS

December 31, 2019 and 2018
(expressed in thousands of U.S. dollars, except per share and share amounts)

	2019	2018
Assets
Investments
Investment in related party investment fund	$240,056	$235,612
Equity securities, trading, at fair value	—	36,908
Other investments	16,384	11,408
Total investments	256,440	283,928
Cash and cash equivalents	25,813	18,215
Restricted cash and cash equivalents	742,093	685,016
Reinsurance balances receivable	230,384	300,251
Loss and loss adjustment expenses recoverable	27,531	43,705
Deferred acquisition costs	49,665	49,929
Unearned premiums ceded	901	24,981
Notes receivable (net of valuation allowance)	20,202	26,861
Other assets	2,164	2,559
Total assets	$1,355,193	$1,435,445
Liabilities and equity
Liabilities
Due to related party investment fund	$—	$9,642
Loss and loss adjustment expense reserves	470,588	482,662
Unearned premium reserves	179,460	211,789
Reinsurance balances payable	122,665	139,218
Funds withheld	4,958	16,418
Other liabilities	6,825	5,067
Convertible senior notes payable	93,514	91,185
Total liabilities	878,010	955,981

Redeemable non-controlling interest in related party joint venture	—	1,692

Equity
Preferred share capital (par value $0.10; authorized, 50,000,000; none issued)	—	—
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 30,739,395 (2018: 30,130,214): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,715 (2018: 6,254,715))	3,699	3,638
Additional paid-in capital	503,547	499,726
Retained earnings (deficit)	(30,063)	(26,077)
Shareholders’ equity attributable to Greenlight Capital Re, Ltd.	477,183	477,287
Non-controlling interest in related party joint venture	—	485
Total equity	477,183	477,772
Total liabilities, redeemable non-controlling interest and equity	$1,355,193	$1,435,445

GREENLIGHT CAPITAL RE, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31, 2019, 2018 and 2017
(expressed in thousands of U.S. dollars, except per share and share amounts)

	2019	2018	2017
Revenues
Gross premiums written	$523,977	$567,531	$692,651
Gross premiums ceded	(48,667)	(102,788)	(56,587)
Net premiums written	475,310	464,743	636,064
Change in net unearned premium reserves	8,270	43,620	(10,060)
Net premiums earned	483,580	508,363	626,004
Income (loss) from investment in related party investment fund [net of related party expenses of $9,874, $3,100 and $0, respectively]	46,056	(60,573)	—
Net investment income (loss) [net of related party expenses of $0, $11,221 and $19,863, respectively]	6,211	(262,533)	20,231
Other income (expense), net	2,306	(2,228)	(560)
Total revenues	538,153	183,029	645,675
Expenses
Net loss and loss adjustment expenses incurred	388,487	363,873	502,404
Acquisition costs	117,084	145,475	161,740
General and administrative expenses	29,822	25,173	26,356
Interest expense	6,263	2,505	—
Total expenses	541,656	537,026	690,500
Income (loss) before income tax	(3,503)	(353,997)	(44,825)
Income tax (expense) benefit	(483)	(332)	451
Net income (loss)	(3,986)	(354,329)	(44,374)
Loss (income) attributable to non-controlling interest in related party joint venture	—	4,275	(578)
Net income (loss) attributable to Greenlight Capital Re, Ltd.	$(3,986)	$(350,054)	$(44,952)
Earnings (loss) per share
Basic	$(0.11)	$(9.74)	$(1.21)
Diluted	$(0.11)	$(9.74)	$(1.21)
Weighted average number of ordinary shares used in the determination of earnings and loss per share
Basic	36,079,419	35,951,659	37,002,260
Diluted	36,079,419	35,951,659	37,002,260

The following table provides the ratios categorized as Property, Casualty and Other:

	Year ended December 31				Year ended December 31
	2019				2018
	Property	Casualty	Other	Total	Property	Casualty	Other	Total

Loss ratio	82.8%	81.4%	73.6%	80.3%	75.6%	75.5%	56.0%	71.6%
Acquisition cost ratio	18.6	23.7	31.9	24.2	24.0	26.2	40.1	28.6
Composite ratio	101.4%	105.1%	105.5%	104.5%	99.6%	101.7%	96.1%	100.2%
Underwriting expense ratio				2.4				2.6
Combined ratio				106.9%				102.8%

GREENLIGHT CAPITAL RE, LTD.
NON-GAAP MEASURES AND RECONCILIATION

Basic Adjusted Book Value Per Share and Fully Diluted Adjusted Book Value Per Share

We believe that long-term growth in fully diluted adjusted book value per share is the most relevant measure of our financial performance because it provides management and investors a yardstick by which to monitor the shareholder value generated. In addition, fully diluted adjusted book value per share may be useful to our investors, shareholders and other interested parties to form a basis of comparison with other companies within the property and casualty reinsurance industry.

Basic adjusted book value per share is considered a non-GAAP financial measure because the numerator excludes non-controlling interests in the Joint Venture. The Joint Venture was terminated during the first quarter of 2019, and as a result no such adjustment is required as at December 31, 2019. Fully diluted adjusted book value per share is also considered a non-GAAP financial measure and represents basic adjusted book value per share combined with any dilutive impact of in-the-money stock options and RSUs issued and outstanding as of any period end. In addition, the fully diluted adjusted book value per share includes the dilutive effect, if any, of ordinary shares to be issued upon conversion of the convertible notes. Basic adjusted book value per share and fully diluted adjusted book value per share should not be viewed as substitutes for the comparable U.S. GAAP measures.

Our primary financial goal is to increase fully diluted adjusted book value per share over the long term.

The following table presents a reconciliation of the non-GAAP financial measures basic adjusted and fully diluted adjusted book value per share to the most comparable U.S. GAAP measure.

	December 31, 2019	December 31, 2018	December 31, 2017
	($ in thousands, except per share and share amounts)
Numerator for basic adjusted and fully diluted adjusted book value per share:
Total equity (U.S. GAAP)	$477,183	$477,772	$844,257
Less: Non-controlling interest in joint venture	—	(485)	(12,933)
Numerator for basic adjusted book value per share	477,183	477,287	831,324
Add: Proceeds from in-the-money stock options issued and outstanding	—	—	13,859
Numerator for fully diluted adjusted book value per share	$477,183	$477,287	$845,183
Denominator for basic adjusted and fully diluted adjusted book value per share: (1)
Ordinary shares issued and outstanding (denominator for basic adjusted book value per share)	36,994,110	36,384,929	37,359,545
Add: In-the-money stock options and RSUs issued and outstanding	63,582	46,398	679,684
Denominator for fully diluted adjusted book value per share	37,057,692	36,431,327	38,039,229
Basic adjusted book value per share	$12.90	$13.12	$22.25
Increase (decrease) in basic adjusted book value per share ($)	$(0.22)	$(9.13)	$(1.15)
Increase (decrease) in basic adjusted book value per share (%)	(1.7)%	(41.0)%	(4.9)%

Fully diluted adjusted book value per share	$12.88	$13.10	$22.22
Increase (decrease) in fully diluted adjusted book value per share ($)	$(0.22)	$(9.12)	$(1.16)
Increase (decrease) in fully diluted adjusted book value per share (%)	(1.7)%	(41.0)%	(5.0)%

(1) All unvested restricted shares, including those with performance conditions, are included in the “basic adjusted” and “fully diluted adjusted” denominators. As of December 31, 2019, the number of unvested restricted shares with performance conditions was 356,900 (30,660 and 0, as of December 31, 2018 and December 31, 2017, respectively).

Net Underwriting Income (Loss)

One way that we evaluate the Company’s underwriting performance is through the measurement of net underwriting income (loss). We do not use premiums written as a measure of performance. Net underwriting income (loss) is a performance measure used by management as it measures the fundamentals underlying the Company’s underwriting operations. We believe that the use of net underwriting income (loss) enables investors and other users of the Company’s financial information to analyze our performance in a manner similar to how management analyzes performance. Management also believes that this measure follows industry practice and allows the users of financial information to compare the Company’s performance with its those of our industry peer group.

Net underwriting income (loss) is considered a non-GAAP financial measure because it excludes items used in the calculation of net income before taxes under U.S. GAAP. Net underwriting income (loss) is calculated as net premiums earned, plus other income (expense) relating to deposit-accounted contracts, less net loss and loss adjustment expenses, less acquisition costs, and less underwriting expenses. The measure excludes, on a recurring basis: (1) investment income (loss); (2) other income (expense) not related to underwriting, including foreign exchange gains or losses; (3) corporate general and administrative expenses; (4) interest expense and (5) income taxes. We exclude total investment related income or loss and foreign exchange gains or losses as we believe these items are influenced by market conditions and other factors not related to underwriting decisions. We exclude corporate expenses because these expenses are generally fixed and not incremental to or directly related to our underwriting operations. We believe all of these amounts are largely independent of our underwriting process and including them could hinder the analysis of trends in our underwriting operations. Net underwriting income (loss) should not be viewed as a substitute for U.S. GAAP net income.

The reconciliations of net underwriting income (loss) to income (loss) before income taxes (the most directly comparable U.S. GAAP financial measure) on a consolidated basis is shown below:

	Year ended December 31
	2019	2018	2017
	($ in thousands)
Income (loss) before income tax	$(3,503)	$(353,997)	$(44,825)
Add (subtract):
Investment related (income) loss	(52,267)	323,106	(20,231)
Other non-underwriting (income) expense	467	1,943	210
Corporate expenses	15,560	12,059	11,218
Interest expense	6,263	2,505	—
Net underwriting income (loss)	$(33,480)	$(14,384)	$(53,628)